Exhibit 3.126

CERTIFICATE OF FORMATION

OF

CIVF I—KY1M01-KY1M05 & KY1W01, KY1W02, LLC

This Certificate of Formation of CIVF I—KY1M01-KY1M05 & KY1W01, KY1W02, LLC (the “LLC”), dated as of December 10, 2003, has been duly executed and is being filed to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is CIVF I—KY1M01-KY1M05 & KY1W01, KY1W02, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

FOURTH. Cabot Industrial Value Fund, L.P., a Delaware limited partnership, is the sole member of the LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

CIVF I—KY1M01-KY1M05 & KY1W01, KY1W02, LLC

By:	CABOT INDUSTRIAL VALUE FUND, L.P., a Delaware limited partnership

	By:	Cabot Industrial Value Fund Manager, LLC, its General Partner

		By:	Cabot Properties, Inc., its Manager

By:
Name:
		Title:	Vice President - Investments

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CIVF I - KY1M01-KY1M05 & KY1W01, KY1W02, LLC

1.	Name of Limited Liability Company:

CIVF I - KY1M01-KY1M05 & KY1W01, KY1W02, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

1. The name of the limited liability company is CIVF I - KY1M01-KY1M06 & KY1W01, LLC

[set forth amendment(s)]

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 29th day of January, A.D. 2004.

By:
Authorized Person(s)

Name:	Charles L. Forbes
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